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                                                                      EXHIBIT 16


                           MAGGART & ASSOCIATES, P.C.
                          Certified Public Accountants
                                FIRST UNION TOWER
                                   SUITE 2150
                            150 FOURTH AVENUE, NORTH
                         NASHVILLE, TENNESSEE 37219-2417
                            TELEPHONE (615) 252-6100
                            Facsimile (615) 252-6105




                                September 8, 1999



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We have read the "Change in Independent Certified Public Accountants" section included in Cumberland Bancorp, Incorporated's Amendment No. 1 to Form S-1 (File No. 333-84173) filed with the Securities and Exchange Commission. We are in agreement with the statements contained therein except for the following two items:

         (1) There were no reportable events, as defined in regulations of the Securities and Exchange Commission, through March 29, 1997, the date of our report for the year ended December 31, 1996. We have not performed any auditing procedures subsequent to March 29, 1997.

         (2) We have no knowledge as to whether Cumberland Bancorp, Incorporated had consulted with Heathcott and Mullaly, P.C. regarding accounting principles prior to retaining Heathcott and Mullaly, P.C.

                                                  Respectfully submitted,


                                                  /s/ Maggart & Associates, P.C.
                                                  ------------------------------
                                                  Maggart & Associates, P.C.

cc:      Mark McDowell
         Chief Administrative Officer
         Cumberland Bancorp, Incorporated